Exhibit 10.11
EUROPEAN MARKET DEVELOPMENT AGREEMENT
between
Esaote S.p.A., a company organized under the laws of the Republic of Italy and with registered seat in Genova, Italy (hereinafter referred to as “Esaote”)
— of the one party —
and
TechniScan, Inc., a Utah corporation (hereinafter referred to as “TechniScan”)
— of the other party —
     Esaote and TechniScan are hereinafter referred to individually as a “Party” and collectively as the “Parties”
Recitals
WHEREAS, Esaote is a leading player in the market of ultrasound systems and has developed a proprietary technology for such systems;
WHEREAS, Esaote manufactures and sells, inter alia, ultrasound systems for the examination of the breast;
WHEREAS, TechniScan has developed a prototype of a device for the three dimensional imaging of the whole breast using both reflection and transmission ultrasound to create tomographic images of the female breast;
WHEREAS, on 20th November 2007 the Parties executed a term sheet setting forth inter alia, the basic principles of their possible co-operation in the field of ultrasound systems for breast examination (hereinafter referred to as the “Term Sheet”);
WHEREAS, TechniScan and Esaote on 11th February 2008 have consolidated their relationship through (i) the acquisition by Esaote of an equity ownership interest in TechniScan pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement” or the “SPA”), (ii) through the execution of an original equipment manufacturing and engineering support agreement (the “OEM Agreement”) for the development of a regulatory approved and usable three dimensional imaging system of the whole breast using both reflection and transmission ultrasound to create tomographic images of the female breast and (iii) through the execution of an exclusive license and distribution Agreement under which Esaote will distribute the Products (the “Distribution Agreement”);
WHEREAS, Esaote and TechniScan have been cooperating effectively to develop the Products and a prototype version of the Product is now installed in Esaote;

WHEREAS, TechniScan has not obtained the FDA approval on the Product defined as the milestone for the Second Closing (as detailed in the SPA) and has redefined its strategy and planning for FDA approvals;
WHEREAS, TechniScan and Esaote have reached a common understanding in how to redefine the Product strategy and they agree that it is worthwhile to focalize better the European market, therefore the activities to obtain the CE mark for the Product and to start the marketing activities in Europe;
WHEREAS, both TechniScan and Esaote are willing to integrate the existing Agreements entering in this European Market Development Agreement (“the EU Agreement”);
NOW, THEREFORE, the Parties enter into this EU Agreement as follows:
•	Without prejudice to what is provided for in this EU Agreement, all terms and conditions of the previous Agreements shall remain in full force and effect.

•	Terms which are defined in the previous Agreements shall have the same meanings when used in this EU Agreement, unless a different definition is given herein.

•	TechniScan will provide (including the system already shipped to Esaote) a total of five Product to Esaote to be used in the CE marking activities and in order to establish clinical reference sites in Europe:

- 1 prototype to be used in Esaote to support the development (already at Esaote)

- 1 prototype to be used for CE marking activities (by the end of October 08)

- 3 low rate initial production (LRIP) units to be used to establish clinical reference sites in Europe (as soon as possible and not later than April 09 for the first, May 09 for the second and June 09 for the third system).

These systems will be provided by TechniScan at cost for a total of six hundreds thousands dollars (600,000US$).

These five systems include the development system as per the OEM Agreement, article 9, provision (c), and the system defined in the Distribution Agreement ANNEX D. Payment terms are:

- three hundreds thousands dollars (300.000 US$) at the order;

- two hundreds thousands dollars (200.000 US$) at the receipt of the second prototype;

- one hundred thousands dollars (100.000 US$) at the receipt by Esaote of the last system.
•	ANNEX 1 here attached is the new strategy and development plan of the Product and is here attached as integration of ANNEX 2 of the OEM Agreement.
IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate by their authorized officers on the dates and the places mentioned below:

Genova, October 28th 2008		October 17th 2008
Esaote S.p.A.		TechniScan, Inc.

By:	/s/ Fabrizio Landi	By:	/s/ David Robinson

Name:	Fabrizio Landi	Name:	David Robinson
Title:	Managing Director and General Manager	Title:	President & CEO

ANNEX 1
TechniScan Prototype Characteristics and Plan
Systems characteristics

N.	Function	Rev 0	Rev 1	Rev 2	Rev 3	Rev 4
1.	Acquisition Speed in minutes	45	45	20	8-10	8-10
2.	Tomographic reflection images	Yes	Yes	Yes	Yes	Yes
3.	Tomographic reflection images (speed corrected)	No	Yes	Yes	Yes	Yes
4.	Transmission Imaging Speed of sound	No	Yes	Yes	Yes	Yes
5.	Transmission imaging Attenuation	No	Yes	Yes	Yes	Yes
6.	Transmission Processing Time in minutes	N/A	< 20	< 20	< 20	< 10
7.	Reflection Processing Time in minutes	Offline	< 20	< 20	< 5	< 5
8.	UI for automated acquisition	Yes	Yes	Yes	Yes	Yes
9.	Imaging presentation on workstation — Transmission	No	DICOM	DICOM	DICOM	DICOM
10.	Imaging presentation on workstation — Reflection	No	DICOM	DICOM	DICOM	DICOM
11.	Expanded Exam/archive management	No	No	No	Some	Yes
12.	Chest wall imaging — Reflection	Yes	Yes	Yes	Yes	Yes
13.	Chest wall imaging — Transmission	No	No	No	No	No
14.	UI handheld probe and biopsy	No	No	No	Some	Yes
15.	Final UI and keyboard layout	No	No	No	Some	Yes
Configuration definition

	Definition	Date
Rev 0	Prototype at the stage when it will be installed to Italy	Late July

Rev 1	Prototype at the stage when it will be upgraded in Italy and installed at Orange County, (Clinical proof of concept) reduced scan time	Early September

Rev 2	Prototype to continue clinical proof of concept (Upgrade: Italy and Orange County)	Late September

Rev 3	Prototype to perform full clinical validation of automated scan	Early January

Rev 4	LRIP Verified and Validated System final configuration (Hardware and Software)	Early May
Glossary:
Tomographic reflection images : images produced compounding reflection acquisitions
LRIP low initial rate production = pre-series 7 Units
Esaote 1 = First prototype in Europe
Esaote 2 = Second prototype in Europe
TMS # = Prototype in USA

Main Milestones

Activities	Prototype, Revision	Date	Notes
First prototype in Italy	Esaote 1, Rev 0	Late July 08	Shipped
7/11/08
Start clinical evaluation USA (O.C.)	TMS #, Rev 1	September 08

Clinical evaluation samples in Europe	Esaote 1, Rev 1	Early October 08	Uses first proto system

CE measurements start	TMS #, Rev 1	Early October 08

Analysis first clinical results Europe		Mid November 08	RSNA?

Analysis first clinical results USA		Early October 08

Second sample in Italy	Esaote 2, Rev 2	Early October 08	Second system

Clinical Test Protocol for Europe Start clinical protocol CE		Mid October 08

Clinical Test Protocol for USA Start clinical protocol FDA	TMS #, Rev 2	Early October 08

Upgrade Rev. 3 (Full speed, some hand held probe)	TMS# — Esaote 1,2	Mid January 09

MKT Plan in European Countries and necessary investment MKT Plan in USA		End January 09	Robinson to work with Esaote

Go-No-Go Review (launch purchasing order for LRIP)		November 08	Upon Payment

LRIP assembly		March 09	Orders placed upon 2nd payment

Upgrade Rev. 4 (Final release)	TMS# — Esaote 1,2 — LRIP	Early April 09

LRIP Release		Mid May 09	Upon Payment

CE mark submission		Mid September 08

CE expected approval		End May 09

FDA meeting		End September 08	Verify plan after FDA meeting

FDA submission		November 08

FDA clearance		May 09

Start marketing activities in Europe (installing/selling demo units)		End May 09

Activities	Prototype, Revision	Date	Notes
Start marketing activities in USA (installing/selling demo units)		End May 09

Launch purchasing order for Production		Mid April 09

Product’ s general availability		Late August 09